Exhibit 77Q1(e)(1) - Second Amendment to the Amended and Restated Investment Advisory Agreement between Registrant and PIC dated July 29, 2005, filed via EDGAR with Post-Effective Amendment No. 83 (File No. 002-16590) on October 25, 2005 and incorporated herein by reference.

Exhibit 77Q1(e)(2) - Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Acadian Asset Management, Inc., dated July 29, 2005,
On behalf of Phoenix Pathfinder Fund, filed via EDGAR with Post-Effective Amendment No. 83 (File No. 002-16590) on October 25, 2005 and incorporated herein by reference.

Exhibit 77Q1(e)(3) - Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Golden Capital Management, LLC, dated July 29, 2005, on behalf of the Phoenix Relative Value Fund, filed via EDGAR with Post-Effective Amendment No. 83 (File No. 002-16590) on October 25, 2005 and incorporated herein by reference.

Exhibit 77Q1(e)(4) - Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Acadian Asset Management, Inc., dated July 29, 2005, On behalf of the Phoenix Total Value Fund, filed via EDGAR with Post-Effective Amendment No. 83 (File No. 002-16590) on October 25, 2005 and incorporated herein by reference.

Exhibit 77Q1(e)(5) - Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Golden Capital Management, LLC, dated July 29, 2005, on behalf of the Phoenix Total Value Fund, filed via EDGAR with Post-Effective Amendment No. 83 (File No. 002-16590) on October 25, 2005 and incorporated herein by reference.

Exhibit 77Q1(e)(6) - Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Harris Investment Management, Inc., dated July 29, 2005, on behalf of the Phoenix Total Value Fund, filed via EDGAR with Post-Effective Amendment No. 83 (File No. 002-16590) on October 25, 2005 and incorporated herein by reference.

Exhibit 77Q1(e)(7) - Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Acadian Asset Management, Inc., dated July 1, 2005, on behalf of Phoenix Worldwide Strategies Fund, filed via EDGAR with Post-Effective Amendment No. 83 (File No. 002-16590) on October 25, 2005 and incorporated herein by reference.

Exhibit 77Q1(e)(8) - Subadvisory Agreement between Phoenix Investment Counsel, Inc. and New Star Institutional Managers Limited, dated July 1, 2005, on behalf of Phoenix Worldwide Strategies Fund, filed via EDGAR with Post-Effective Amendment No. 82 (File No. 002-16590) on July 22, 2005 and incorporated herein by reference.

Exhibit 77Q1(e)(9) - Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Engemann Asset Management, dated January 1, 2005, on behalf of the Phoenix Worldwide Strategies Fund, filed via EDGAR with Post-Effective Amendment No. 82 (File No. 002-16590) on July 22, 2005 and incorporated herein by reference.

Exhibit 77Q1(e)(10) - First Amendment to Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Engemann Asset Management, dated January 1, 2005, on behalf of the Phoenix Worldwide Strategies Fund, Filed herewith.


[PAGE BREAK]


                         FIRST AMENDMENT
                    TO SUBADVISORY AGREEMENT

THIS AMENDMENT effective as of the 1st day of January, 2005 amends that certain Subadvisory Agreement effective as of January 1, 2005 (the "Agreement") by and between Phoenix Equity Trust, a Delaware statutory trust (the "Trust") and Engemann Asset Management, a California corporation (the "Subadviser") as follows:

	NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the parties do hereby agree to amend the Agreement as follows:

1.	The name Phoenix-Aberdeen Worldwide Opportunities Fund has
been changed to Phoenix Worldwide Strategies Fund.

2.	Section 13 of the Agreement is amended and restated as
follows:

13.	Effective Date; Term.  This Agreement shall
become effective on the date set forth on the first page of this Agreement, and shall continue in effect until December 31, 2005. The Agreement shall continue from year to year thereafter only so long as its continuance has been specifically approved at least annually by the Trustees in accordance with Section
15(a) of the Act, and by the majority vote of the disinterested Trustees in accordance with the requirements of Section 15(c) thereof.

3.	Schedule C to the Agreement is hereby deleted in its
entirety and Schedule C attached hereto substituted in its place.

4.	Except as expressly amended hereby, all provisions of the
Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Agreement, as amended. All terms and phrases in quotations shall have such meaning as ascribed thereto in the Investment Company Act of 1940, as amended.

5.	This Amendment may be executed in one or more counterparts,
each of which shall be deemed to be an original and, all of which, when taken together, shall constitute but one and the same instrument.



IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Agreement to be executed by their duly authorized officers of other representatives.


PHOENIX EQUITY TRUST
By: /s/ Francis G. Waltman
Name:   Francis G. Waltman
Title:  Senior Vice President


PHOENIX INVESTMENT COUNSEL, INC.
By: /s/ John H. Beers
Name:   John H. Beers
Title:  Vice President and Clerk


AGREED AND ACCEPTED BY SUBADVISER

ENGEMANN ASSET MANAGEMENT
By: /s/ Malcolm Axon
Name:   Malcolm Axon
Title:  Chief Financial Officer



                                  SCHEDULE C

                                SUBADVISORY FEE

(a) 	For services provided to the Series, the Adviser will
pay to the Subadviser, on or before the 10th day of each month, a fee, payable in arrears at the annual rate stated below. The fees shall be prorated for any month during which this Agreement is in effect for only a portion of the month. In computing the fee to be paid to the Subadviser, the net asset value of the Fund and each Series shall be valued as set forth in the then current registration statement of the Fund.

The fee to be paid to the Subadviser is to be 50% of the gross investment management fee multiplied by the percentage of assets of the Phoenix Worldwide Strategies Fund managed by the Subadviser.